Exhibit 10.7

FORM OF

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

dated as of [            ], 2015

by and among

GODADDY, INC.,

DESERT NEWCO, LLC,

and each of the other parties signatory hereto

-i-

FORM OF

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of [            ], 2015 (this “Agreement”), is entered into by and among (i) GoDaddy, Inc., a Delaware corporation (the “Company”), (ii) Desert Newco, LLC, a Delaware limited liability company (“Desert Newco”), (iii) The Go Daddy Group, Inc. (“Holdings”), (iv) Desert Newco Managers, LLC (“Employee Holdco”), (v) KKR 2006 GDG Blocker L.P. (“KKR 2006 GDG”), KKR 2006 Fund (GDG) L.P., (“KKR 2006”), OPERF Co-Investment LLC (“OPERF”), GDG Co-Invest Blocker, L.P. (“GDG Co-Invest”) and KKR Partners III, L.P. (“KKR Partners III” and together with KKR 2006 GDG, KKR 2006, OPERF and GDG Co-Invest, “KKR”), (vi) SLP GD Investors, LLC (“SLP GD”), SLP III Kingdom Feeder I, L.P. (“SLKF I”), Silver Lake Technology Associates III, L.P. (“SLTA III”) and Silver Lake Partners III DE (AIV IV), L.P. (“SLP III” and, together with SLP GD, SLKF I and SLP III, “Silver Lake” and, together with KKR, the “Sponsors”), (vii) TCV VII, L.P. (“TCV VII”), TCV VII(A), L.P. (“TCV VII(A)”) and TCV Member Fund, L.P. (“TCVMF” and, together with TCV VII and TCV VII(A), “TCV”), (viii) QCP Fund C LP and certain of its related persons (collectively, “Qatalyst”), (ix) WS Investment Company, L.L.C. (2011A) (“WSGR,” and together with the Sponsors, TCV and Qatalyst, the “Equity Investors”), and (x) the Exchange Registration Holders (as defined herein) from time to time party hereto.

WHEREAS, Desert Newco, Holdings, and certain of the Equity Investors are parties to that certain Registration Rights Agreement, dated as of December 16, 2011 (the “Original Registration Rights Agreement”), and certain of the parties hereto are parties to that certain Reorganization Agreement, dated as of [            ], 2015 (the “Reorganization Agreement”); and

WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Reorganization Agreement that the Company, Desert Newco, Holdings, Employee Holdco and the Equity Investors enter into this Agreement setting forth certain rights of the Equity Holders (as defined below) and amending and restating the Original Registration Rights Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

SECTION 1. Definitions.

(a) In addition to the terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following respective meanings. Unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and the word “or” shall be inclusive.

“Affiliate” means, when used with reference to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person; provided that none of the Company nor any of its Subsidiaries shall be deemed an Affiliate of any Equity Holder.

“Board” means the Board of Directors of the Company or any equivalent governing board.

“Common Stock” means the Class A common stock of the Company (or any successor of the Company by combination of shares, recapitalization, merger, consolidation, or other reorganization) and any stock into which any such Class A common stock shall have been changed or any stock resulting from any reclassification of any such Class A common stock.

“Eligible Holders” means the Equity Holders and holders of Other Shares.

“Eligible Shares” means the Registrable Shares and the Other Shares.

“Equity Holders” means (i) Holdings and (ii) the Equity Investors, and (iii) any Affiliate of Holdings, the Equity Investors or any third party, in each case to whom Holdings or any Equity Investor has assigned its rights under this Agreement in accordance with Section 16; provided that a Person shall cease to be an Equity Holder at the time such Person ceases to hold Registrable Shares.

“Equity Holders’ Counsel” means the counsel selected to represent the Equity Holders in any registration and/or offering pursuant to this Agreement by (i) the Requesting Equity Holders in the case of a Demand Registration and any offering effected pursuant to Section 2(c), (ii) the Initiating Equity Holders in the case of a Takedown Demand or (iii) the Equity Holders (other than WSGR and Qatalyst) holding a majority of Registrable Shares being registered and/or sold (as applicable) in any other registration and/or offering, provided that the other Equity Holders participating in any registration and/or offering may select a separate counsel to represent them in connection with such registration and/or offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“Exchange Registration Holders” means (i) the members of Employee Holdco and the members of Desert Newco (other than Employee Holdco, Equity Holders, Pubco and any subsidiary of Pubco) as of immediately prior to the consummation of the IPO, and any Affiliate of any such member or any third party to whom any such member has assigned its rights under this Agreement in accordance with Section 16 and (ii) Employee Holdco for so long as Employee Holdco holds Paired Interests.

“Executive Committee” means the Executive Committee of the Company or, if such committee does not exist, the Board or another duly authorized committee of the Board.

“Group” means, with respect to any party hereto that is an Eligible Holder, (i) such party, (ii) any Affiliate of any such party or its Affiliates, in each case to whom such party or any of its Affiliates has assigned its rights under this Agreement in accordance with Section 16; provided that a Person shall cease to be a member of a Group (without affecting the status of any other members of such Group) at the time such Person ceases to hold Registrable Shares.

“IPO” means the first firm commitment underwritten public offering and sale of equity securities of the Company for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form).

“LLC Agreement” means the Second Amended and Restated Limited Liability Agreement of Desert Newco, dated as of the date hereof (as amended and in effect from time to time).

“Marketed Underwritten Takedown Offering” means an Underwritten Takedown Offering involving a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters over a period of at least 48 consecutive hours.

“Organizational Documents” means the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company (each as amended and in effect from time to time).

“Other Shares” means, at any time, those shares of Common Stock which do not constitute Primary Shares or Registrable Shares and as to which the Company has a contractual obligation, approved by the Executive Committee, to include such shares in a registration statement under the Securities Act pursuant to the provisions of this Agreement applicable to Other Shares.

“Overnight Underwritten Takedown Offering” means an Underwritten Takedown Offering other than a Marketed Underwritten Takedown Offering.

“Paired Interest” has the meaning set forth in the LLC Agreement.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an incorporated or unincorporated association, a joint venture, a joint stock company or any other entity or body.

“Primary Shares” means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Company in its treasury.

“Registrable Shares” means (i) shares of Common Stock held by any member of the Equity Investor Group or the Holdings Group (now owned or hereafter acquired) including any Common Stock issued or issuable upon conversion or exchange of other securities of the Company or its subsidiaries (including, for the avoidance of doubt, any shares of Common Stock issuable upon exchange of Paired Interests) and (ii) any equity securities of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization; provided, however, that any particular Registrable Shares shall cease to be Registrable Shares when (x) they have been registered for sale under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (y) they have been sold in compliance with Rule 144 following the consummation of the IPO or (z) following the Restricted Period, they are able to be sold under Rule 144 of the Securities Act (or any successor rule) in any and all three-month periods without volume limitations or other restrictions, provided that this clause (z) will not cause shares of Common Stock held by the KKR Group, the Silver Lake Group or the TCV Group to cease to be Registrable Shares for so long as any other member of the KKR Group, the Silver Lake Group or the TCV Group, respectively, continues to hold Registrable Shares.

“Restricted Period” has the meaning set forth in the LLC Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“Rule 145” means Rule 145 promulgated under the Securities Act or any successor rule thereto.

“Rule 415” means Rule 415 promulgated under the Securities Act or any successor rule thereto.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Shelf Participant” means any Eligible Holder listed as a potential selling shareholder on a Form S-3 in connection with a Shelf Registration or any Eligible Holder that could be added to such Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Transfer” has the meaning set forth in the LLC Agreement.

“Underwritten Offering” means an offering of Common Stock or other equity securities of the Company in which such securities are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Underwritten Takedown Offering” means an Underwritten Offering pursuant to a Takedown Demand.

“Units” has the meaning set forth in the LLC Agreement.

“WKSI” means a well-known seasoned issuer, as defined in the Rule 405 of the Securities Act.

(b) For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings ascribed to them on the page of this Agreement set forth opposite each such capitalized term below:

Affiliate	3
Agreement	2
Assignee	26
Board	3
Common Stock	3
Company	2
Demand Registration	7
Desert Newco	2
Eligible Holders	3
Eligible Shares	3
Equity Holders	3
Equity Holders’ Counsel	3
Equity Investors	2
Exchange Act	3
Exchange Registration	20
Exchange Registration Statement	20
Executive Committee	3
FINRA	16
Form S-3	7
GDG Co-Invest	2
Group	4
Holdback Period	13
Holdings	2
Initiating Equity Holder	10
IPO	4
KKR	2
KKR 2006	2
KKR 2006 GDG	2
KKR Partners III	2
LLC Agreement	4
Marketed Underwritten Takedown Offering	4
OPERF	2
Organizational Documents	4
Original Registration Rights Agreement	2
Other Shares	4

Overnight Underwritten Takedown Offering	4
Paired Interest	4
Person	4
Primary Shares	4
Qatalyst	2
Registrable Shares	4
Registration Expenses	19
Reorganization Agreement	2
Requesting Equity Holders	7
Restricted Period	5
Rights Termination Date	25
Rule 144	5
Rule 145	5
Rule 415	5
SEC	5
Securities Act	5
Shelf Participant	5
Shelf Registration	9
Silver Lake	2
SLKF I	2
SLP GD	2
SLP III	2
SLTA III	2
Sponsors	2
Takedown Demand	10
TCV	2
TCV VII	2
TCV VII(A)	2
TCVMF	2
Transfer	5
Underwritten Offering	5
Underwritten Takedown Offering	5
Units	5
WKSI	6
WSGR	2

SECTION 2. Demand Registration.

(a) If the Company shall receive from any member of the Sponsor Group or from any member of the Holdings Group, in each case holding Registrable Shares (the “Requesting Equity Holders”) a written request that the Company effect a registration with respect to all or a part of the Registrable Shares held by the Requesting Equity Holders (a “Demand Registration”), then, unless the Requesting Equity Holders have failed to receive any consent to Transfer such Registrable Shares required under the LLC Agreement or the Stockholder Agreement (as defined in the LLC Agreement), as applicable, the Company will:

(i) within ten (10) days after the date of such request, give written notice of the proposed registration to all Equity Holders (other than the Requesting Equity Holders) and the holders of Other Shares; and

(ii) use its reasonable best efforts to, as soon as practicable and in any event within ninety (90) days, in the case of any registration of shares conducted on a registration statement on Form S-1 under the Securities Act (or any comparable or successor form or forms thereto) or within forty-five (45) days, in the case of a registration of shares conducted on a registration statement on Form S-3 under the Securities Act (or any comparable or successor form or forms thereto, a “Form S-3”), effect such registration (which shall, in the case of a secondary offering, be on Form S-3 if the Company is qualified for registration on Form S-3 at such time) (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all of such Registrable Shares as are specified in such request, together with all or such portion of (A) the other Registrable Shares joining in such request as are specified in a written request from any Equity Holder received by the Company, (B) any Other Shares entitled to participate therein as are specified in a written request from the holders of such Other Shares received by the Company, and/or (C) any Primary Shares proposed to be included in such registration by the Company by notice from the Company to the Requesting Equity Holders, in each case within twenty (20) days after written notice from the Company is given under Section 2(a)(i) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

(1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(2) With respect to any particular Requesting Equity Holder, if all the Registrable Shares proposed to be registered by such Requesting Equity Holder and its Group pursuant to this Section 2(a) could be sold within ninety (90) days pursuant to Rule 144 or Rule 145;

(3) If the Company shall furnish to the Requesting Equity Holders a certificate signed by the Chief Executive Officer (or other authorized officer) of the Company stating that in the good faith judgment of the

Executive Committee it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its reasonable best efforts to comply with this Section 2(a), and its related obligations under Section 5, shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Requesting Equity Holders (provided that the Company shall only be permitted one deferral pursuant to this Section 2(a)(ii)(3) or Section 2(b) in any twelve-month period) and each Eligible Holder shall keep confidential the fact that such a deferral is in effect, as well as the certificate referred to above and its contents, unless and until otherwise notified by the Company, except (A) for disclosure to such Eligible Holder’s employees, officers, directors, agents, legal counsel, accountants, auditors and other professional representatives and advisers who reasonably need to know such information solely for purposes of assisting the Eligible Holder with respect to its investment in Common Stock or Units and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its subsidiaries or any other Person (except to the extent that such other Person learned of such confidential information as a result of disclosure by the Eligible Holder in violation of this Agreement) that, to the knowledge of such Eligible Holder after inquiry, was not subject to a similar obligation or duty of confidentiality to the Company and its subsidiaries and (D) as required by law, rule or regulation (provided that the Eligible Holder gives prompt notice of such use in writing, to the extent permitted by law, rule or regulation, and reasonably cooperates with the Company should the Company, at the Company’s sole expense, desire to seek a protective order or other appropriate remedy to protect the confidentiality of such confidential information prior to disclosure); or

(4) If the Requesting Equity Holders propose to register Registrable Shares at an expected offering price of less than $50,000,000 (net of Registration Expenses) in the aggregate; provided that this clause (4) shall not apply to a Shelf Registration covering an unspecified number of shares in accordance with Section 2(b).

Subject to the provisions of Section 2(c) below, the Company may, in its sole discretion, include Other Shares in the registration statement filed pursuant to the request of the Requesting Equity Holders pursuant to this Section 2(a).

(b) Shelf Registration. At any time and from time to time when the Company is eligible to utilize Form S-3 to sell shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 (a “Shelf Registration”), any demand made pursuant to Section 2(a) may, at the option of the Requesting Equity Holders, be a demand for a Shelf

Registration; provided that no more than two demands for Shelf Registration may be made in any 12 month period by any member of the KKR Group, the Silver Lake Group or the Holdings Group, respectively. For the avoidance of doubt, the rights of Eligible Holders to receive notice of any Demand Registration and to include Eligible Shares in any such Demand Registration pursuant to Section 2(a) hereof shall apply in connection with any such Shelf Registration. If at the time of such request the Company is a WKSI, (x) if the Company so elects, such Shelf Registration may also cover an unspecified number of shares to be sold by the Company, and (y) if the Requesting Equity Holders so elect, such Shelf Registration may cover an unspecified number of shares to be sold by the Equity Holders. The Company may suspend the use of any effective Shelf Registration by written notice to the holders of Registrable Shares listed as potential selling shareholders therein under the circumstances, for the period and subject to the limitations set forth in Section 2(a)(ii)(3).

(c) Underwriting. In the case of any offering made in accordance with Section 2(a), other than an offering made pursuant to a Takedown Demand:

(i) if the Requesting Equity Holders intend to distribute the Registrable Shares by means of an Underwritten Offering, they shall so advise the Company as a part of its request made pursuant to Section 2(a) and the managing underwriter for such Underwritten Offering shall be chosen by the holders of a majority in aggregate amount of the Registrable Shares (x) being registered by members of the Sponsor Group, in the case of an offering pursuant to a Demand Registration where any member of the Sponsor Group is the Requesting Equity Holder or (y) in any other case, being registered by all Equity Holders, and in each case, with the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. If the holders of Other Shares request inclusion of such shares, the Equity Holders agree that the Company may include such shares in the Underwritten Offering so long as such holders agree to be bound by the applicable provisions of this Section 2. The Requesting Equity Holders and the Company shall (together with all other Eligible Holders proposing to distribute their Eligible Shares through such Underwritten Offering) enter into an underwriting agreement in customary form and reasonably acceptable to the Company with the underwriter or underwriters. Notwithstanding any other provision of this Section 2, if the managing underwriter selected as provided in this Section 2(c) determines that marketing factors require a limitation on the number of shares to be underwritten in such Underwritten Offering, the managing underwriter may limit the number of shares proposed to be included in such registration and Underwritten Offering as follows:

(1) first, the Primary Shares shall be excluded from such registration to the extent so required by such limitation;

(2) second, to the extent further limitation is required by the managing underwriter, the Other Shares shall be excluded from such registration to the extent so required by such limitation such that the number of shares to be included by such holders of Other Shares shall be determined on a pro rata basis based upon the aggregate number of Other Shares held by each such holder seeking registration; and

(3) third, to the extent further limitation is required by the managing underwriter, the remaining Registrable Shares held by Equity Holders shall be excluded from such registration to the extent so required by such limitation such that the number of Registrable Shares held by Equity Holders to be included in the offering shall be determined on a pro rata basis based upon the aggregate number of Registrable Shares held by each Equity Holder seeking registration.

(ii) No Other Shares, Primary Shares or Registrable Shares excluded from the Underwritten Offering by reason of the underwriter’s marketing limitation shall be included in such Underwritten Offering, and any Eligible Holder who has requested inclusion in such Underwritten Offering as provided above (including the Requesting Equity Holders) may elect to withdraw therefrom at any time prior to the effectiveness of such registration statement by written notice to the Company, the managing underwriter and the Requesting Equity Holders; provided that, if the underwriters’ counsel reasonably determines that such withdrawal would materially delay the registration or require a recirculation of the prospectus, then no Eligible Holder shall have the right to withdraw unless the Requesting Equity Holders have elected to withdraw.

(d) Shelf Takedowns. At any time when a Shelf Registration statement is effective and its use has not been suspended by the Company pursuant to Section 2(b), upon the demand (a “Takedown Demand”) by any member of the KKR Group, the Silver Lake Group or the Holdings Group that is a Shelf Participant holding Registrable Shares at such time (the “Initiating Equity Holder”), the Company will facilitate in the manner described in this Agreement a “takedown” of shares off of such Shelf Registration; provided that (i) each of the KKR Group, the Silver Lake Group and the Holdings Group shall have the right to make no more than two Takedown Demands, in each case, in any twelve (12) month period; (ii) the Company shall not be obligated to effect a Marketed Underwritten Takedown Offering unless the shares requested to be sold in such offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $25,000,000 (net of Registration Expenses); and (iii) the Company will provide (x) in connection with any Overnight Underwritten Takedown Offering at least two (2) business days notice to any Equity Investor (other than the Initiating Equity Holder) that is a Shelf Participant, and (y) in connection with any Marketed Underwritten Takedown Offering, at least five (5) business days notice to any Eligible Holder (other than the Initiating Equity Holder) that is a Shelf Participant entitled to participate therein. If any Shelf Participants entitled to receive a notice pursuant to clause (iii) of the preceding sentence request inclusion of their Eligible Shares (by notice to the Company, which notice must be received by the Company no later than (A) in the case of an Overnight Underwritten Takedown Offering, the business day following the date notice is given to such participant or (B) in the case of a Marketed Underwritten Takedown Offering, three (3) calendar days following the date notice is given to such participant) the Company shall include such shares in the Underwritten Takedown Offering so long as such participants agree to be bound by the applicable provisions of this Section 2; provided that (1) the Initiating Equity Holder shall maintain the right to select the managing underwriter for such offering (with the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned) and (2) if such managing underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the managing underwriter may limit the number of shares proposed to be included in such offering such that the number of Eligible Shares to be included shall be determined in the manner set forth in Section 2(c). The Shelf Participants participating in such offering and the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters of such offering. Any Shelf Participant who has requested inclusion in such Underwritten Takedown Offering as provided above (including the Initiating Equity Holder) may elect to withdraw therefrom at any time prior to the consummation of the takedown by written notice to the Company, the managing underwriter and the Initiating Equity Holder; provided that, if the underwriters’ counsel reasonably determines that such withdrawal would require a recirculation of the prospectus, then no Eligible Holder shall have the right to withdraw unless the Initiating Equity Holder has elected to withdraw.

(e) Effective Registration Statement. Should a Takedown Demand not be consummated due to the failure of the Initiating Equity Holder to perform its obligations under this Agreement, or in the event the Initiating Equity Holder withdraws or does not pursue the offering contemplated by the Shelf Takedown request as provided for in Section 2(d) above, then such Takedown Demand shall be deemed to have been effected for purposes of clause (i) of Section 2(d) unless such offering does not proceed because (x) a material adverse change occurred in the condition (financial or otherwise), business, assets, properties, operations or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the delivery of the Takedown Demand referred to in Section 2(d) above, (y) use of the Shelf Registration was subsequently suspended by the Company as provided in Section 2(b), or (z) the Shelf Registration statement did not remain continuously effective until all the Registrable Shares subject to such Takedown Demand were sold because (i) the Company was not in compliance in all material respects with its obligations under this Agreement, or (ii) the Shelf Registration was interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, in which event such Takedown Demand shall not be deemed to have been effected for purposes of clause (i) of Section 2(d).

(f) For avoidance of doubt, this Section 2 is subject in all respects to the provisions of Article VIII of the LLC Agreement and Section 3.9 of the Stockholder Agreement (as defined in the LLC Agreement), as applicable, and nothing in this Section 2 shall limit or otherwise modify the provisions thereof, including with respect to the limitations on Transfer set forth therein.

SECTION 3. Company Registration.

(a) If the Company shall determine to register any Primary Shares or Other Shares under the Securities Act, other than (A) in an IPO, (B) pursuant to a registration statement on Form S-4 or S-8 (or such similar successor forms then in effect under the Securities Act), (C) pursuant to a registration relating solely to an offering and sale to employees, directors or consultants of the Company or its subsidiaries pursuant to any employee stock plan or other benefit plan arrangement, (D) pursuant to a registration relating to a Rule 145 transaction, (E) pursuant to a registration by which the Company is offering to exchange its own securities for other securities (including pursuant to Section 8), (F) pursuant to a registration statement relating solely to dividend reinvestment or similar plans or (G) pursuant to a registration statement by which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its subsidiaries that are convertible or exchangeable for Common Stock and that are initially issued pursuant to an applicable exemption from the registration requirements of the Securities Act may resell such notes and sell the Common Stock into which such notes may be converted or exchanged, then in each case, the Company will:

(i) promptly give to the Eligible Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws and the number of securities intended to be disposed); and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Eligible Shares specified in a written request or requests by any Eligible Holder (provided that such Eligible Holder has indicated within twenty (20) days after written notice from the Company described in clause (i) above is given that such Eligible Holder desires to sell Eligible Shares in the manner of distribution proposed by the Company) except (x) as set forth in Section 3(b) below and (y) during the Restricted Period, if no Eligible Holder that is a member of the Sponsor Group has indicated within the allotted time period that it desires to sell Registrable Shares in the manner of distribution proposed by the Company.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Eligible Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event, the right of each Eligible Holder to registration pursuant to this Section 3(b) shall be conditioned upon such Eligible Holder’s participation in such underwriting and the inclusion of such Eligible Holder’s Registrable Shares in the underwriting to the extent provided herein. The participating Eligible Holders shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters participating in the underwriting. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the managing underwriter may limit the number of Eligible Shares proposed to be included in such registration and underwriting by excluding Eligible Shares to the extent so required by such limitation such that the number of Eligible Shares to be included by each Eligible Holder shall be determined on a pro rata basis based upon the aggregate number of Eligible Shares held by each such Eligible Holder; provided, that if the Company proposes to use proceeds from the sale of any Primary Shares to repurchase Common Stock, Units or Paired Interests from existing securityholders, then (1) if such existing securityholders are Eligible Holders, such Primary Shares shall be treated as Eligible Shares for the purpose of this sentence, and (2) such existing securityholders are not Eligible Holders, such Primary Shares shall excluded from the underwriting before any Eligible Shares are excluded from the underwriting.

Any Eligible Holder or other stockholder may elect to withdraw from such underwriting at any time prior to the consummation of the offering by written notice to the Company and the underwriter. Any Eligible Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration; provided that, if the underwriter’s counsel reasonably determines that such withdrawal would materially delay the registration or require a recirculation of the prospectus, then the Eligible Holders shall have no right to withdraw. In the event that any Eligible Holder has requested inclusion of Eligible Shares in a Shelf Registration initiated by the Company, such Eligible Holder shall have the right, but not the obligation, to participate in any offering of the Company’s equity securities under such shelf registration.

(c) For avoidance of doubt, this Section 3 is subject in all respects to the provisions of Article VIII of the LLC Agreement and Section 3.9 of the Stockholder Agreement (as defined in the LLC Agreement), as applicable, and nothing in this Section 2 shall limit or otherwise modify the provisions thereof, including with respect to the limitations on Transfer set forth therein.

SECTION 4. Holdback Agreement.

(a) If requested by the managing underwriters of an Underwritten Offering (including the IPO), neither the Eligible Holders nor the Company shall offer for sale (including by short sale), grant any option for the purchase of, or otherwise transfer (whether by actual disposition or effective economic disposition due to cash settlement, derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Stock or otherwise), any equity securities (or interests therein) in the Company without the prior written consent of the Company for a period designated by the Company in writing to the Eligible Holders, which shall begin (i) in the case of the IPO, on the date the Company first files a prospectus that includes a price range in respect of the IPO, (ii) in the case of a Takedown Demand, the earlier of the date of the underwriting agreement and the commencement of marketing efforts or (iii) for any other offering, 7 days before the effective date of the registration statement, and shall not last longer than 180 days following such effective date for the IPO and ninety (90) days following such effective date for any offering thereafter, subject, in each case, to reasonable extension as determined by the Company to the extent necessary to avoid a blackout of research reports under applicable regulations of FINRA (each such period, a “Holdback Period”); provided that except (x) in the case of an IPO, no Holdback Period shall apply to any Equity Holder who is not entitled to participate in an Underwritten Offering hereunder (disregarding the effect of any underwriter cutbacks imposed on such Equity Holder) and (y) in the case of an Overnight Underwritten Takedown Offering, no Holdback Period shall apply to the TCV Group if no member of the TCV Group is participating in such Overnight Underwritten Takedown Offering. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees, directors or consultants of the Company and its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement. If requested by the managing underwriter of any such offering and subject to the approval of the Company, the Company and the Eligible Holders shall execute a separate agreement to the foregoing effect. The Company and Desert Newco may impose stop-transfer instructions with respect to the Common Stock,

Units or other securities subject to the foregoing restriction until the end of the Holdback Period. Notwithstanding the foregoing, if the managing underwriters in connection with any such offering waive all or any portion of the Holdback Period with respect to any Eligible Holders, the Company, the Requesting Equity Holders or the Initiating Equity Holders, as applicable, will use reasonable best efforts to cause such managing underwriters to apply the same waiver to all other Eligible Holders. The obligations of any person under this Section 4 are not in limitation of holdback or transfer restrictions that may otherwise apply by virtue of any other agreement or undertaking.

SECTION 5. Registration Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Eligible Shares, the Company shall, as expeditiously as reasonably possible:

(a) prepare the required registration statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a registration statement or prospectus (including a free writing prospectus), or any amendments or supplements thereto, furnish to the underwriters, if any, and the Equity Holders (other than WSGR and Qatalyst) participating in such offering, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters, such Equity Holders and the Equity Holders’ Counsel;

(b) use its reasonable best efforts to cause a registration statement that registers such Eligible Shares to become and remain effective for a period of 120 days (subject to any extension provided for in Section 5(c)) or until all of such Eligible Shares have been disposed of (if earlier); provided, however, that in the case of any Shelf Registration, the 120 day period shall be extended, if necessary, to keep the registration statement effective until all such Eligible Shares are sold;

(c) furnish, without charge, at least five (5) business days before filing a registration statement that registers such Eligible Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus to the Equity Holders’ Counsel and fairly consider such reasonable changes in any such documents prior to or after the filing thereof as such Equity Holders’ Counsel may request;

(d) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be (i) reasonably requested by any Eligible Holder participating in such registration (to the extent such request relates to information relating to such Eligible Holder) (ii) necessary to keep such registration statement effective for at least a period of 120 days or until all of such Eligible Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Eligible Shares; provided, however, that in the case of any Shelf Registration, such 120 day period shall be extended, if necessary, to keep the registration statement effective until all such Eligible Shares are sold, (iii) requested by the Eligible Holders (or required in the case of a Shelf Registration unless the Company elects to suspend use of such Registration Statement pursuant to Section 2(b)), so that the prospectus used in connection with such registration shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or (iv) requested jointly by the managing underwriter or underwriters and the Requesting Equity Holders or the Initiating Equity Holders, as applicable, relating to the plan of distribution therein; and, with respect to a Shelf Registration, if during such period the Company ceases to be eligible to continue such Shelf Registration on the original registration statement (whether by virtue of ceasing to be eligible to use Form S-3, by virtue of expiration of such registration statement pursuant to Rule 415(a)(5), or otherwise), the Company shall register the applicable shares on a replacement registration statement, which shall be on Form S-3 if the Company is then eligible for such registration statement or, otherwise, on Form S-1, and shall continue such Shelf Registration, and amend and supplement such replacement registration statement from time to time, as required by this Agreement;

(e) notify the Equity Holders’ Counsel and each Equity Holder (other than WSGR and Qatalyst) in writing (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when any applicable prospectus or any amendment or supplement thereto has been filed, (ii) of the receipt by the Company of any notification with respect to any comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (iii) of the receipt by the Company of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Eligible Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes; and, upon occurrence of any of the events mentioned in clauses (iii) and (iv) use its reasonable best efforts to prevent the issuance of any stop order or obtain the withdrawal thereof as soon as possible;

(f) use its reasonable best efforts to register or qualify such Eligible Shares under such other securities or blue sky laws of such jurisdictions as the Eligible Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Eligible Holders to consummate the disposition in such jurisdictions of the Eligible Shares owned by the Equity Holders (other than WSGR and Qatalyst); provided, however, that the Company will not be required to qualify to do business, subject itself to taxation or consent to general service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(g) furnish to the Eligible Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case, including all exhibits), the prospectus, if any, contained in such registration statement or other prospectus, including a preliminary prospectus or any free writing prospectus, in conformity with the requirements of the Securities Act;

(h) without limiting Section 5(f) above, use its reasonable best efforts to cause such Eligible Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Eligible Holders (to the extent the Eligible Holders then hold such Eligible Shares) to consummate the disposition of such Eligible Shares;

(i) notify the Eligible Holders on a timely basis at any time when a prospectus relating to such Eligible Shares is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(j) provide a transfer agent and registrar (which may be the same entity) for such Eligible Shares and a CUSIP number for such Eligible Shares, in each case no later than the effective date of such registration statement;

(k) use its reasonable best efforts to cause all such Eligible Shares registered pursuant to this Agreement to be listed on any national securities exchange or to be authorized for quotation on an automated quotation system on which any shares of the Common Stock are listed or quoted, or, if the Common Stock is not then listed or quoted, use its reasonable best efforts to list such Eligible Shares on a national securities exchange, or to authorize them for quotation on an automated quotation system;

(l) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the use of any preliminary or final prospectus;

(m) reasonably cooperate with each Eligible Holder and each underwriter, and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), and any securities exchange on which such Eligible Shares are traded or will be traded;

(n) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(o) in the case of an offering pursuant to a registration that is not an Underwritten Offering, cooperate with the sellers of Eligible Shares to facilitate the timely preparation and delivery of certificates, to the extent permitted by applicable law, not bearing any restrictive legends representing the Eligible Shares to be sold, and cause such Eligible Shares to be issued in such denominations and registered in such names in accordance with the instructions of the sellers of Eligible Shares at least three (3) business days prior to any sale of Eligible Shares and instruct any transfer agent and registrar of Eligible Shares to release any stop transfer orders in respect thereof;

(p) make such representations and warranties to the Eligible Holders participating in such offering and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary Underwritten Offerings;

(q) obtain for delivery to the Eligible Holders participating in such offering and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the registration statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the Equity Holders (other than WSGR and Qatalyst) or underwriters, as the case may be, and their respective counsel;

(r) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Equity Holder (other than WSGR and Qatalyst), by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Equity Holders (including the Equity Holders’ Counsel) or any such underwriter in connection with such registration statement (collectively, “Representatives”), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person or its Representatives in connection with such registration statement (“collectively, “Confidential Information”) as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person or Representative gaining access to Confidential Information pursuant to this Section 5(r) shall agree to hold in strict confidence and shall not make any disclosure or use any Confidential Information, unless (w) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process (provided that such Person shall give prompt and timely written notice prior to such release, to the extent permitted by law, and shall reasonably cooperate with the Company should the Company, at the Company’s sole expense, desire to seek a protective order prior to disclosure), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge after inquiry, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company who is not known by such Person, after inquiry, to be prohibited or restricted from disclosing such information to such Person by contractual, legal or fiduciary obligation or (z) such information is independently developed by such Person without the use of or access to any Confidential Information, and each Person shall be responsible for any breach of the terms of this Section 5(r) by such Person or its Representatives, and shall take all appropriate steps to safeguard Confidential Information from disclosure, misuse, espionage, loss and theft; and

(s) provide and cause to be maintained a transfer agent and registrar for all Eligible Shares covered by the applicable registration statement from and after a date not later than the effective date of such registration statement.

Each Eligible Holder, upon receipt of any notice from the Company of any event of the kind described in Section 5(i) hereof, shall forthwith discontinue disposition of the Eligible Shares pursuant to the registration statement covering such Eligible Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(i) hereof (provided that, in the case of a Shelf Registration, if such suspension lasts for longer than ten (10) consecutive business days, it shall count as a suspension for purposes of the limits set forth in Section 2(a)(ii)(3)), and, if so directed by the Company, such Eligible Holder shall destroy all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Eligible Shares at the time of receipt of such notice.

If the disposition by any Eligible Holder of its securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of such notice to and including the date when such Eligible Holder shall have received, in the case of Section 5(e)(iv), notice from the Company that such stop order or suspension of effectiveness is no longer in effect and, in the case of Section 5(i), copies of the supplemented or amended prospectus contemplated by Section 5(i).

SECTION 6. Offering Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to facilitate (x) an Underwritten Offering pursuant to a Demand Registration or (y) an Underwritten Takedown Offering (including a Marketed Underwritten Takedown Offering), the Company shall, as expeditiously as practicable:

(a) use its reasonable best efforts to obtain, and to furnish to the Eligible Holders and each underwriter, “cold comfort” letters from its independent certified public accountants in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

(b) cooperate with the sellers of Eligible Shares and the managing underwriter to facilitate the timely preparation and delivery of certificates, to the extent permitted by applicable law, not bearing any restrictive legends representing the Eligible Shares to be sold, and cause such Eligible Shares to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Eligible Shares to the underwriters;

(c) make reasonably available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Eligible Shares in such Underwritten Offering;

(d) if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading;

(e) execute an underwriting agreement in customary form and reasonably acceptable to the Company; and

(f) subject to all the other provisions of this Agreement, use its reasonable best efforts to take all other steps necessary or advisable to effect the sale of such Eligible Shares contemplated hereby.

SECTION 7. Expenses. All fees and expenses (other than underwriting discounts and commissions relating to the Eligible Shares, as provided in this Section 7) incurred by the Company in complying with Section 5 and Section 6, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in FINRA Rule 5121 (or any successor provision), and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Eligible Shares), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Eligible Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Eligible Shares on any securities exchange or quotation of the Eligible Shares on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Eligible Shares, (viii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xi) all reasonable expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging of Company personnel or advisors to the Company (not including the underwriters and their advisors), and (xiii) any other fees and disbursements customarily paid by the issuers of securities shall, in all cases, be paid by the Company (collectively, the “Registration Expenses”); provided, however, that all underwriting discounts and commissions applicable to the Eligible Shares shall be borne by the Eligible Holders selling such Eligible Shares, in proportion to the number of Eligible Shares sold in the offering by each such Eligible Holder. In addition, in connection with each registration or offering made pursuant to this Agreement, the Company shall pay the reasonable fees and expenses of Equity Holders’ Counsel.

SECTION 8. Exchange Registration.

(a) The Company shall, at its sole expense, file and use reasonable best efforts to effect no later than the first anniversary of the date of the closing of the initial public offering and sale of Common Stock (as contemplated by the Company’s Registration Statement on Form S-1 (File No. 333-196615)), but subject to Section 8(c) below, a shelf registration statement on Form S-1 or such other form under the Securities Act then available to the Company providing for the exchange, from time to time, of all Paired Interests held by any Exchange Registration Holder for shares of Common Stock pursuant to the Exchange Agreement (the “Exchange

Registration Statement”). Such registration pursuant to this Section 8, including as amended, renewed or replaced as provided in Section 8(b), is referred to herein as an “Exchange Registration.”

(b) The Company shall use its reasonable best efforts to keep the Exchange Registration Statement continuously effective under the Securities Act and applicable state securities laws until the date as of which no Exchange Registration Holder holds Paired Interests. The filing of the Exchange Registration Statement will not affect the inclusion of any Registrable Shares in any other registration statement hereunder. In addition, the Company shall promptly amend, renew or replace, as necessary, any Exchange Registration Statement that shall have expired or otherwise been deemed unusable and shall use its reasonable best efforts to keep such amended, renewed or replaced Exchange Registration Statement continuously effective under the Securities Act and applicable state securities laws until the date as of which no Exchange Registration Holder holds Paired Interests. For the avoidance of doubt, this Section 8 shall not provide any Exchange Registration Holder the right to request or participate in an offering under Section 2 or Section 3 or make any exchange of Paired Interests that is prohibited by the Organizational Documents or the LLC Agreement.

(c) With respect to any Exchange Registration Statement filed, or to be filed, including any amendment, renewal or replacement thereof, pursuant to this Section 8, if the Company shall furnish to the Exchange Registration Holders a certificate signed by the Chief Executive Officer (or other authorized officer) of the Company stating that in the good faith judgment of the Executive Committee it would be detrimental to the Company or its stockholders for an Exchange Registration Statement to be filed or used in the near future, in which case the Company’s obligation under Sections 8(a) and 8(b) shall be deferred for a period not to exceed one hundred and twenty (120) days (provided that the Company shall only be permitted one deferral pursuant to this Section 8(c) in any twelve-month period) and each Exchange Registration Holder shall keep confidential the fact that such a deferral is in effect, as well as the certificate referred to above and its contents, unless and until otherwise notified by the Company, except (A) for disclosure to such Exchange Registration Holder’s employees, officers, directors, agents, legal counsel, accountants, auditors and other professional representatives and advisers who reasonably need to know such information solely for purposes of assisting the Exchange Registration Holder with respect to its investment in Common Stock or Units and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its subsidiaries and (D) as required by law, rule or regulation (provided that the Exchange Registration Holder gives prompt notice of such use in writing, to the extent permitted by law, rule or regulation, and reasonably cooperates with the Company should the Company, at the Company’s sole expense, desire to seek a protective order or other appropriate remedy to protect the confidentiality of such confidential information prior to disclosure). The Company shall notify the Exchange Registration Holders of the expiration of any period during which it exercised its rights under this Section 8(c).

SECTION 9. Indemnification.

(a) In connection with any registration of any Eligible Shares under the Securities Act pursuant to this Agreement, the Company and Desert Newco, jointly and severally, shall indemnify and hold harmless, to the fullest extent permitted by law, each Eligible Holder, their respective directors, managers, officers, fiduciaries, employees, stockholders, members or general or limited partners (and the directors, managers, officers, employees and stockholders thereof), each underwriter, broker or any other Person acting on behalf of each Eligible Holder and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, and expenses reasonably incurred (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld, delayed or conditioned if such settlement is solely with respect to monetary damages) to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) and expenses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration (including any violation or alleged violation of state “blue sky” laws) or (v) any failure to register or qualify Eligible Shares in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Eligible Holders (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Eligible Shares), and shall reimburse any such indemnified party for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), and that the Company shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement of a material fact or allegedly untrue statement of a material fact or omission of a material fact or alleged omission of a material fact made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement, free writing prospectus or document incident to registration or qualification of any Eligible Shares in reliance upon and in conformity with written information furnished to the Company by such indemnified party, any Affiliate of such indemnified party or their counsel specifically for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Eligible Holder or any indemnified party and shall survive the transfer of such securities by such Eligible Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) In connection with any registration of Eligible Shares under the Securities Act pursuant to this Agreement, each holder of Eligible Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9(a)) to the fullest extent permitted by law the Company, each director or manager of the Company, each officer of the Company who shall sign such registration statement their respective directors, officers, fiduciaries, employees, stockholders, members or general or limited partners (and the directors, officers, employees and stockholders thereof), and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any untrue statement of a material fact or omission of a material fact required to be stated therein in order to make the statements therein not misleading, from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto, any free writing prospectus utilized thereunder or any document incident to registration or qualification of any Eligible Shares, but only if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Eligible Holder (which consent shall not be unreasonably withheld, delayed or conditioned), and that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Eligible Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Eligible Shares effected pursuant to such registration giving rise to such loss, claim, damage, liability, action or expense.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding that may involve a claim referred to in the preceding paragraphs of this Section 9, such indemnified party will give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 9, except to the extent the indemnifying party is materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party; or (ii) counsel to an indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party; or (iii) representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then in any such case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice at its own expense) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 9. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the reasonable fees and expenses of more than one counsel with respect to such claim.

(d) No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or is insufficient to hold harmless an indemnified party with respect to any loss, claim, damage, liability, action or expense referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability, action or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the untrue or alleged untrue statements of a material fact or omissions or alleged omissions to state a material fact which resulted in such loss, claim, damage, liability, action or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated in any communications in order to make the statements therein not misleading, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 9(e) to the contrary, no Eligible Holder shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such Eligible Holder from the sale of the Registrable Shares in the offering to which the losses, claims, damages, liabilities and expenses of the indemnified parties relate less the amount of any indemnification payment made by such Eligible Holder pursuant to Section 9(b).

SECTION 10. Underwritten Offerings. In the case of a registration pursuant to Section 2 or Section 3 hereof, if the Company is entering into a customary underwriting or similar agreement in connection therewith, all of the Eligible Shares to be included in such registration shall be subject to such underwriting agreement. To the extent required, the Eligible Holders shall enter into an underwriting or similar agreement, which agreement may contain provisions covering one or more issues addressed herein, and, in the case of any conflict with the provisions hereof, the provisions contained in such underwriting or similar agreement addressing such issue or issues shall control. In the case of an Underwritten Offering under Section 2 hereof, the price, underwriting discount and other financial terms for the Eligible Shares shall be determined by the Requesting Equity Holders or the Initiating Equity Holders, as applicable, in such Underwritten Offering.

SECTION 11. Information by Eligible Holders. Each Eligible Holder and, in the case of Section 8, Exchange Registration Holder, shall furnish to the Company such written information regarding such Eligible Holder and Exchange Registration Holder, as applicable, and the distribution proposed by the Eligible Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

SECTION 12. Delay of Registration. No Eligible Holder or Exchange Registration Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

SECTION 13. Exchange Act Compliance. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

(a) make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the registration statement with respect to the IPO;

(b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) so long as the Eligible Holders own any Registrable Shares, furnish to the Eligible Holders upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the registration statement with respect to the IPO), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as an Eligible Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Eligible Holder to sell any such securities without registration.

SECTION 14. Termination of Registration Rights. With respect to each Eligible Holder, the registration rights set forth in this Agreement will terminate at such time as such Eligible Holder and its successors (and its affiliates, partners and former partners) no longer hold any Eligible Shares (the “Rights Termination Date”); provided that, for the avoidance of doubt, if a Rights Termination Date with respect to any Eligible Holder occurs during a Holdback Period, such Eligible Holder will continue to be bound by the provisions set forth in Section 4 until the end of such Holdback Period; and provided further, that upon exercise by the Company of any postponement right hereunder, the period during which any Eligible Holder may exercise any rights provided for in this Agreement shall be extended for a period equal to the period of such postponement by the Company. Each Exchange Registration Holder’s rights set forth in this Agreement will terminate at such time as such Exchange Registration Holder and its successors (and its affiliates, partners and former partners) no longer hold any Paired Interests.

SECTION 15. Successors and Assigns; Third Party Beneficiaries. This Agreement shall bind and inure to the benefit of the Company, the Equity Holders, the Exchange Registration Holders and, subject to Section 16, the respective successors and assigns of the Company, the Equity Holders and the Exchange Registration Holders. Except for those provisions hereunder applicable to Other Shares and holders of Other Shares, with respect to which any holder of Other Shares shall be a third party beneficiary if and to the extent such holder of Other Shares has agreed to be bound by such provisions, and except for the provisions of Section 9 hereof, with respect to which any Person indemnified thereby shall be a third party beneficiary, no other third party beneficiaries are intended or shall be deemed to be created hereby.

SECTION 16. Assignment. Any Equity Holder or Exchange Registration Holder may assign its rights hereunder, in whole or in part, to any Affiliate or third party to whom such Equity Holder or Exchange Registration Holder transfers (other than in a public offering, Rule 144 sale or other anonymous transfer) Registrable Shares or Paired Interests in accordance with the Company’s Organizational Documents, the LLC Agreement and the Stockholder Agreement (as defined in the LLC Agreement), as applicable (an “Assignee”); provided, however, that such third party shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Equity Holder or Exchange Registration Holder, as applicable, whereupon such third party shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such third party was originally included in the definition of Equity Holder or Exchange Registration Holder, as applicable, and had originally been a party hereto (including any benefits and restrictions expressly applicable to the assigning Equity Holder); provided further, that, with respect to any transfer of Registrable Shares or Paired Interests that pursuant to the Company’s Organizational Documents, the LLC Agreement and the Stockholder Agreement (as defined in the LLC Agreement) requires the consent of the Company or any other Person(s), such transfer may be conditioned upon the transferee not becoming an Assignee hereunder, and such equity securities no longer being Registrable Shares hereunder.

SECTION 17. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof, except for contracts and agreements referred to herein.

SECTION 18. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response). All such notices, requests and other communications shall be delivered in person or sent by facsimile, e-mail or nationally recognized overnight courier and shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

(i) If to the Company or Desert Newco, to:

c/o GoDaddy Inc.

[            ]

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

[            ]

(ii) If to the KKR Group, to:

Kohlberg Kravis Roberts & Co. L.P.

[            ]

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

[            ]

(iii) If to the Silver Lake Group, to:

Silver Lake Partners

[            ]

and to:

Silver Lake Partners

[            ]

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

[            ]

(iv) If to the TCV Group, to:

Technology Crossover Ventures

[            ]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

[            ]

(v) If to the Holdings Group, to:

The Go Daddy Group, Inc.

c/o YAM Management LLC

[            ]

with a copy (which shall not constitute notice) to:

DeCastro, West, Chodorow, Glickfeld & Nass, Inc.

[            ]

(vi) If to the Qatalyst Group, to:

QCP Fund C LP c/o Qatalyst Group

[            ]

(vii) If to the WSGR Group, to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

[            ]

(viii) If to Employee Holdco or a member of Employee Holdco, to:

c/o Desert Newco Managers, LLC

[            ]

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

[            ]

(viii) If to any other Exchange Registration Holder, to the address(es) set forth in Desert Newco’s Schedule of Members,

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

SECTION 19. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible within a reasonable period of time.

SECTION 20. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company and each of the Sponsors whose Group then holds Registrable Securities; provided that any such modification, amendment or waiver that (i) repeals, nullifies, eliminates or adversely modifies any right expressly granted to an Equity Holder individually in this Agreement (as opposed to rights granted to the Equity Holders or any group of Equity Holders generally) or (ii) adversely impacts the economic powers, rights, preferences or privileges of an Equity Holder hereunder relative to any other Equity Holder, shall, in each case, require the written consent of such Equity Holder; provided, further that any such modification, amendment or waiver to Section 8 hereof that adversely impacts the rights of the Exchange Registration Holders shall require the consent of holders of a majority in interest of shares of Common Stock issuable upon exchange of the Paired Interests held directly by, or by Employee Holdco on behalf of, the Exchange Registration Holders other than Employee Holdco. Each Exchange Registration Holder who is not party to this Agreement as of its original date shall automatically become party hereto upon the execution and delivery of a counterpart signature page or joinder hereto, and such execution and delivery shall not require the consent of any other party hereto and shall not be deemed to be an amendment or modification to this Agreement.

SECTION 21. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 22. Headings; Exhibits. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All exhibits and annexes attached hereto are incorporated in and made a part of this Agreement as if set forth in full herein.

SECTION 23. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 24. Waiver of Jury Trial; Consent to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery for the purpose of adjudicating any dispute arising hereunder. Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 18 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 24.

SECTION 25. Mergers and Other Transactions Affecting Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or units of the Company or Desert Newco or any successor or assign of any such person (whether by merger, amalgamation, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

[SIGNATURE PAGES TO COME]